UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure

HeartWare International, Inc. (ASX: HIN) announced today, December 16, 2008, (December 17, 2008 Australian Standard Time), via an Australian Securities Exchange (“ASX”) announcement, it has appointed Mark Slaughter M.D. to be the Principal Investigator for its Bridge-to-Transplant trial in the United States.

Dr. Slaughter is the Director of the Division of Thoracic and Cardiovascular Surgery at Jewish Hospital and the University of Louisville in Louisville, Kentucky which is one of the leading transplant centers in the United States. He is a world-renowned expert in heart transplantation, ventricular assist devices and the surgical management of heart failure. As one of the leaders in the field of ventricular assist devices, he has given more than 65 invited lectures, published more than 50 peer-reviewed papers and book chapters and presented more than 85 papers and abstracts at national and international conferences.

A copy of the full ASX announcement is attached as an Exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 ASX announcement dated December 17, 2008, Australian Eastern Standard Time (December 16, 2008 US Eastern Standard Time).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: December 16, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer